SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                             FORM 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                    HANCOCK HOLDING COMPANY



     (Exact name of registrant as specified in its charter)

Mississippi                                            64-0169065

(State of incorporation of organization)          (IRS Employer
                                             Identification No.)

One Hancock Plaza
Gulfport, Mississippi                                       39501

(Address of principal executive offices)               (Zip Code)


              Securities to be registered pursuant
                   to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

                               None

               Securities to be registered pursuant
                   to Section 12(g) of the Act:


                   Common Share Purchase Rights

                         (Title of class)

Item 1.   Description of Securities to be Registered

          On February 20, 1997, the shareholders of Hancock Holding Company (the "Company") adopted a Shareholder Rights Plan. The terms of the Rights Plan are set forth in a Rights Agreement (the "Rights Agreement") dated February 21, 1997 between the Company and Hancock Bank, as Rights Agent. The securities being registered hereunder are the rights to purchase shares of the Company's Common Stock, par value $2.50 per share ("Common Stock") issued under the terms of the Rights Plan to the shareholders of record on February 20, 1997, and will attach to shares of Common Stock issued by the Company during the term of the Rights plan prior to the triggering of the rights. The following descriptions of the provisions of the Rights Plan are qualified in their entirety by reference to the Rights Agreement (including the exhibits thereto).

          Distribution of Rights; Initial Exercise Price. On February 21, 1997, each shareholder of record at the close of business on February 20, 1997 (the "Record Date") received a dividend distribution of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock. Each share of Common Stock issued by the Company, including shares distributed from treasury, after February 21, 1997 and prior to the Distribution
Date (as defined below) will automatically have a Right attached to it. Each Right initially will entitle the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one share of Common Stock at a purchase price per share of $120, well above the market price of $42.25 on February 20, 1997, subject to adjustment (the "Purchase Price"). The Purchase Price is payable in cash or by certified or bank check or bank draft payable to the order of the Company.

          Separation of Rights from Common Stock. Initially, the Rights will be incorporated in and represented by the certificates representing the shares of outstanding Common Stock, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and separate Rights certificates will be distributed upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons who are not affiliated with the Company or any subsidiary (such person or group being an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 10% or more of the then outstanding shares of Company Common Stock ("Stock Acquisition Date"), or (ii) the close of business on the tenth business day following the commencement of, or the announcement of an intent to commence, a tender or exchange offer that would result in a person or group becoming an Acquiring Person (such person or group upon the consummation of such offer becoming an "Acquiring Person") or (iii) the close of business on the tenth business day after a majority of the members of the Board of Directors who are not officers of the Company determine, after reasonable inquiry and investigation, including consultation with such persons as they deem appropriate, that a person has, alone or together with his affiliates or associates, become the beneficial owner of 10% or more of the outstanding shares of Common Stock or voting power of the Company and is an "Adverse Person", meaning (a) such beneficial ownership by the Adverse Person is intended to cause the Company to repurchase the Common Stock or voting power of the Company beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide the Adverse Person with short term financial gain under circumstances where these directors determine that the best long term interests of the Company and the shareholders would not be served by taking such action or entering into such transaction or series of transactions or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to, impairment of the Company's relationships with customers, its ability to maintain its competitive position, its capital position, its ability to meet the convenience and needs of the communities it serves, or its business reputation or ability to deal with governmental agencies) to the detriment of the shareholders. The earlier to occur of such events is the "Distribution Date."

          Exercisability of Rights. The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 21, 2007 (the "Final Expiration Date") unless earlier redeemed by the Company as described below.

          Separated Rights Evidenced by Certificates. Until the Distribution Date, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date, including shares distributed from treasury, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding Common Stock also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

          Triggering Events for Decrease in Exercise Price; Nullification of Certain Rights. In the event that (i) a person or group (other than the Company, any of its subsidiaries, or any employee benefit plan of the Company) becomes an Acquiring Person, or (ii) the Board has determined the existence of an Adverse Person (either of such events being a "Triggering Event"), then, in each such case, each holder of a Right shall have the right to receive, upon exercise, a share of Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) at an adjusted Purchase Price of 50% of the current market value of such share. Notwithstanding any of the foregoing, following the occurrence of one of the foregoing events, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

          Optional Exchange of Rights. At any time after the occurrence of a Triggering Event, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person which have become void), in whole or in part, at an exchange ratio of one share per Right (subject to adjustment).

          Triggering Events for Purchase of Acquiror's Shares. In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person or group effects a share exchange or merger with the Company and all or part of the Company's Common Stock is converted or exchanged for securities, cash, or property of any other person or group, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (any of such events also being a "Triggering Event"), then, in each such case, each holder of a Right shall have the right to receive, upon exercise, the number of shares of common stock of the Acquiring Person purchasable for the Purchase Price at a price of 50% of the current market value of such shares.

          Anti-dilution Adjustments. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Company shall (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock a reclassification of the Common Stock, including any such reclassification in connection with a share exchange or merger in which the Company is the continuing or surviving corporation. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock. In lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock prior to the date of exercise.

          Redemption of Rights. The Rights are redeemable at $.01 per Right (the "Redemption Price"), subject to adjustment, by a majority of the independent directors of the Board, payable, at the election of such majority of independent directors, in cash or shares of Common Stock, at any time prior to the close of business on the tenth day after a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock, or after a declaration by the Board of Directors of the existence of an Adverse Person (the "Right of Redemption"). Immediately upon any redemption of the Rights, the right to exercise the Rights will become a right to receive the Redemption Price. Unless earlier redeemed, the Rights will expire on the Final Expiration Date. Common Stock purchasable upon exercise of the Rights will not be redeemable.

          No Shareholder Rights Until Exercise; Taxes.  Until a
Right is exercised, the holder hereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The distribution of the Rights should not be taxable to shareholders or to the Company for federal income tax purposes. SHAREHOLDERS ARE URGED TO CONSULT THEIR INDIVIDUAL TAX ADVISORS TO REVIEW THE EFFECT OF EXERCISE OR REDEMPTION OF THE RIGHTS GIVEN THEIR SPECIFIC CIRCUMSTANCES.

          Amendment to Rights Agreement. Any of the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors at any time prior to the Distribution Date without the consent of the shareholders. After the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended without the consent of the holders of the Rights in order to (i) cure any ambiguity, defect, or inconsistency, (ii) make changes that are consistent with the objectives of the Board in adopting the Rights Plan (except that from and after such time as any person becomes an Acquiring Person or a declaration by the Board of Directors of the existence of an Adverse Person, no such amendment may adversely affect the interests of holders of Rights), or (iii) shorten or lengthen any time period under the Rights Agreement, although no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Anti-takeover Effects. The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock, or has been determined to be an Adverse Person, because until such time the Rights may be redeemed by the Company at the Redemption Price.

     Item 2.   Exhibits

               1. Rights Agreement, dated February 21, 1997, between Hancock Holding Company, and Hancock Bank, as Rights Agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Common Shares as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person has become an Acquiring Person, or the tenth day (or such later date as may be determined by action of the Board of Directors) after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in a person becoming an Acquiring Person, or the tenth business day after the determination of the existence of an Adverse Person.



                            SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 21, 1997

                                   HANCOCK HOLDING COMPANY



                                   By:
                                        /s/ Leo W. Seal, Jr.
                                        President and Chief
                                        Executive Officer

                           EXHIBIT LIST


1. Rights Agreement, dated February 21, 1997, between Hancock Holding Company and Hancock Bank, as Rights Agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Common Shares as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person has become an Acquiring Person, or the tenth day (or such later date as may be determined by action of the Board of Directors) after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in a person becoming an Acquiring Person, or the tenth business day after the determination of the existence of an Adverse Person.

                    EXHIBIT NO. 1 TO FORM 8-A



                     HANCOCK HOLDING COMPANY


                               and


                           HANCOCK BANK


                           Rights Agent

                         Rights Agreement

                  Dated as of February 21, 1997

                        TABLE OF CONTENTS


                                                             Page


     Section 1.  Certain  Definitions. . . . . . . . . . . . . .1

     Section 2.  Appointment of Rights Agent . . . . . . . . . .3

     Section 3.  Issue of Right  Certificates. . . . . . . . . .4

     Section 4.  Form of Right Certificates. . . . . . . . . . .5

     Section 5.  Countersignature and Registration . . . . . . .5

     Section 6.  Transfer,  Split Up,  Combination  and
                 Exchange  of Right Certificates;
                 Mutilated, Destroyed, Lost or Stolen Right
                 Certificates                                   6

     Section 7.  Exercise of Rights;  Purchase  Price;
                 Expiration  Date of Rights.  . . .  . . . . . .7

     Section 8.  Cancellation  and Destruction of Right
                 Certificates                                   8

     Section 9.  Reservation and Availability of Capital Stock .8

     Section 10.  Company Common Stock Record Date . . . . . . .9

     Section 11.  Adjustment of Purchase Price,  Number of
                  Shares or Number of Rights . . . . . . . . . .9

     Section 12.  Certificate  of  Adjusted  Purchase  Price or
                  Number of Shares. . . . . . . . . . . . . . .16

     Section 13.  Consolidation,  Merger or Sale or  Transfer
                  of Assets or Earning Power . . . . . . . . . 17

     Section 14.  Fractional Rights and Fractional  Shares . . 18

     Section 15.  Rights of Action . . . . . . . . . . . . . . 19

     Section 16.  Agreement of Right Holders . . . . . . . . . 19

     Section 17.  Right  Certificate  Holder Not Deemed a
                  Stockholder. . . . . . . . . . . . . . . . . 19

     Section 18.  Concerning the Rights Agent. . . . . . . . . 20

     Section 19.  Merger or Consolidation or Change of Name of
                  Rights Agent. . .  . . . . . . . . . . . . . 20

     Section 20.  Duties of Rights Agent . . . . . . . . . . . 21

     Section 21.  Change of Rights Agent . . . . . . . . . . . 23

     Section 22.  Issuance of New Right Certificates . . . . . 24

     Section 23.  Redemption . . . . . . . . . . . . . . . . . 24

     Section 24.  Exchange . . . . . . . . . . . . . . . . . . 25

     Section 25.  Notice of Certain  Events. . . . . . . . . . 26

     Section 26.  Notices. . . . . . . . . . . . . . . . . . . 27

     Section 27.  Supplements  and  Amendments . . . . . . . . 27

     Section 28.  Successors . . . . . . . . . . . . . . . . . 28

     Section 29.  Benefits  of this Agreement. . . . . . . . . 28

     Section 30.  Severability . . . . . . . . . . . . . . . . 28

     Section 31.  Governing Law. . . . . . . . . . . . . . . . 28

     Section 32.  Counterparts . . . . . . . . . . . . . . . . 28

     Section 33.  Descriptive Headings . . . . . . . . . . . . 28


Exhibit A - Form of Articles of Amendment

Exhibit B - Form of Right Certificate

Exhibit C - Summary of Shareholder Rights Plan

                         RIGHTS AGREEMENT


     Agreement, dated as of February 21, 1997, between Hancock Holding Company, a Louisiana corporation (the "Company"), and Hancock Bank (the "Rights Agent").

     WHEREAS, on February 20, 1997, the shareholders of the Company approved and adopted a Shareholder Rights Plan, the terms, conditions and provisions of which are established by the Agreement; and

     WHEREAS, on February 21, 1997 (the "Rights Dividend
Declaration Date") the Board of Directors of the Company authorized and declared a distribution of one Right, payable on February 20, 1997 for each share of common stock, par value $3.33 per share, of the Company (the "Company Common Stock") outstanding at the Close of Business on February 20, 1997 (the "Record Date"), subject to the execution of this Agreement and to certain other matters, and has authorized the issuance of one Right for each share of Company Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the earlier of the Final Expiration Date and the Distribution Date, as hereinafter defined in Sections 1(h) and 1(g) respectively, each Right initially representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one share of Company Common Stock (the "Right" or collectively, the "Rights");

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain  Definitions.  For purposes of this
Agreement,  the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

     (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i)  which  such  Person  or  any  of  such  Person's
Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Mississippi are authorized or obligated by law or executive order to close.

     (e) "Close of business" on any given date shall mean 5:00 P.M., Gulfport, Mississippi time, on such date; provided, however, that if such date is not a Business Day it shall mean
5:00 P.M., Gulfport, Mississippi time, on the next succeeding
Business Day.

     (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value
$3.33 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a
Subsidiary  of another   Person,   the  Person  or  Persons  which
 ultimately   control  such first-mentioned Person.

     (g)  "Distribution  Date"  shall have the meaning set forth in
Section 3 hereof.

     (h) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

     (i) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (j)  "Redemption  Date"  shall have the  meaning  set forth in
Section 7 hereof.

     (k) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

     (l) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.
The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issue of Right  Certificates.

     (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 10% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph) (c) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Hancock Holding Company and Hancock Bank, dated as of February 21, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Hancock Holding Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Hancock Holding Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares of Common Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of shares of Company Common Stock as shall be set forth therein at the price set forth therein (the "Purchase Price"), but the number of shares of Company Common Stock and the Purchase Price shall be subject to adjustment as provided herein.

     Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer  of the  Company  who  shall  have  signed  any of the
Right Certificates   shall   cease  to  be  such   officer  of  the
 Company   before countersignature  by the Rights  Agent and
issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to
Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and
shall  surrender  the  Right  Certificate  or  Right   Certificates
to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights;  Purchase  Price;  Expiration
Date of Rights.

     (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each share of Company Common Stock as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on February 21, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b) The Purchase Price for each one share of Company Common Stock purchasable pursuant to the exercise of a Right shall initially be $120.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c)  Upon   receipt  of  a  Right   Certificate   representing
exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the share of Company Common Stock certificates for the number of shares of Company Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of shares of Company Common Stock as are to be purchased (in which case certificates for the share of Company Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d)  In case the  registered  holder of any  Right
Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right
Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Capital Stock.
(a) The Company shall at all times prior to the Expiration Date cause to be reserved and kept available out of its authorized and unissued shares of Company Common Stock, the number of shares of Company Common Stock that, as provided in this Agreement, including, without limitation, Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) The Company shall use its best efforts (i) as soon as practicable following the occurrence of a Section 11(a) (ii) Event and a determination by the Company in accordance with Section 11(a)
(iii) hereof of the consideration to be delivered by the Company upon exercise of the Rights or, if so required by law, as soon as practicable following the Distribution Date (such date being the "registration Date"), to file a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act'"), with respect to the securities that may be acquired upon exercise of the Rights (the "Registration Statement),
(ii) to cause the Registration Statement to become effective as soon as practicable after such filing, (iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement, and (B) the Expiration Date, and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "blue sky" laws.

     (c) The Company shall take such action as may be necessary to ensure that all shares of Company Common Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities, duly and validly authorized and issued and fully paid and nonassessable.

     Section 10. Company Common Stock Record Date. Each person in whose name any certificate for shares of Company Common Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Company Common Stock (or, following the occurrence of a Triggering Event, other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Company Common Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder fo such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Company Common Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Company Common Stock payable in Company Common Stock, (B) subdivide the outstanding Company Common Stock, (C) combine the outstanding Company Common Stock into a smaller number of Company Common Stock or, (D) issue any shares of its capital stock in a reclassification of the Company Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the shares of Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification;
provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

          (ii)      In the event:

          (A)  any Person shall at any time after the Rights
     Dividend Declaration Date become an Acquiring Person, unless the event causing such person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof; or

          (B) a majority of the members of the Board of Directors who are not officers of the Company shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of (I) at least 10% of the shares of Common Stock then outstanding or (II) Voting Securities representing at least 10% of the Total Voting Power, and a determination, after reasonable inquiry and investigation, including consultation with such persons as such members of the Board of Directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Stock and/or Voting Securities beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial Ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to, impairment of the Company's relationships with customers, impairment of the Company's ability to maintain its competitive position, impairment of the Company's capital position, impairment of the Company's ability to meet the convenience and needs of the communities it serves, or impairment of the Company's business reputation or ability to deal with governmental agencies) to the detriment of the Company's shareholders; then, immediately upon the date of the occurrence of an event described above (a "Section 11(a) (ii) Event"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, the then number of shares of Company Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)
     (ii) Event (such number of shares, the Adjustment Shares") at an adjusted Purchase Price (the "Section 11 Price") equal to the product obtained by multiplying the Adjustment shares by the greater of (x) 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of Company Common Stock on the date of such first occurrence and
     (y) the par value per share of the Company Common Stock; and following the first occurrence of a Section 11(a)(ii) Event, the Section 11 Price shall be the "Purchase Price" for all purposes of this Agreement (other than Section 13 hereof).

          (iii) In the event that the number of shares of Company Common Stock which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, by a vote of the Board of Directors, with the concurrence of a majority of the Independent Directors, shall: ( A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash,
(2) a reduction in the Purchase Price, (3) Company Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock (such shares of preferred stock being "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, were such aggregate value has been determined by board of Directors, with the concurrence of a majority of the Independent Directors; provided, however, that if the Company shall not have made adequate provision to deliver such value pursuant to clause (B) above within sixty (60) days following the later of (x) the first occurrence of a Section 11(a) (ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a) (ii) Trigger Date"), then the Company shall be obligated to deliver upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Company Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a) (iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a) (iii), the value of the Company Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Company Common Stock on the Section 11(a) (ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Company Common Stock on such date.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Company Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Company Common Stock (or shares having the same rights, privileges and preferences as the Company Common Stock ("equivalent common stock")) or securities convertible into Company Common Stock or equivalent common stock at a price per share of Company Common Stock or equivalent common stock (or having a conversion price per share, if a security convertible into Company Common Stock or equivalent common stock) less than the then current per share market price of the Company Common Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding on such record date plus the number of shares of Company Common Stock which the aggregate offering price of the total number of shares of Company Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Company Common Stock outstanding on such record date plus the number of additional shares of Company Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Company Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the shares of Company Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Company Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the shares of Company Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Company Common Stock and the denominator of which shall be such current per share market price of the Company Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Company Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Company Common Stock for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current market price" per share of Company Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Company
Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, if prior to the expiration of such requisite Trading Day period the issuer announces either
(A) a dividend or distribution on sch Company Common Stock payable in such Company Common Stock or securities convertible into such Company Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Company Common Stock then, following the ex-dividend data for such dividend or the record date for such subdivision, as the case maybe, the "current market price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares of Company Common Stock are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares of Company Common Stock are designated for inclusion in the National Association of Securities Dealers, Inc. Automated
Quotation ("NASDAQ") National Market System ("NMS"), as reported int he NMS, or, if such shares of Company Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Company Common Stock selected by the Board of Directors, with the concurrence of a majority of the Independent Directors.
If on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by the Board of Directors, with the concurrence of a
majority of the Independent Directors, shall be used.   If the
shares of Company Common Stock are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors, with the concurrence of a majority of the Independent Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a Business Day or, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest share of Company Common Stock as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.


     (f)  If as a result of an  adjustment  made pursuant to
Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Company Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Company Common Stock contained in Section
11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Company Common Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Company Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Company Common Stock (calculated to the nearest 1/10,000 of a share) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.


     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of a share of Company Common Stock purchasable upon the exercise of a Right.
Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Company Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest 1/100) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
     (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Company Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Company Common Stock which were expressed in the initial Right Certificates issued hereunder.


     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares of Company Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Company Common Stock at such adjusted Purchase Price.


     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the shares of Company Common Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Company Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.


     (m)   Anything   in   this   Section   11  to   the   contrary
notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the shares of Company Common Stock, issuance wholly for cash of any shares of Company Common Stock at less than the current market price, issuance wholly for cash of shares of Company Common Stock or securities which by their terms are convertible into or exchangeable for shares of Company Common Stock, dividends on shares of Company Common Stock payable in shares of Company Common Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its shares of Company Common Stock shall not be taxable to such stockholders.

     (n) The Company shall not, at any time after the Distribution Date, (i) effect a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with
Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such share exchange, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such share exchange, merger or sale, the Person which constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have distributed or otherwise transferred Rights previously owned by such person or any of its Affiliates and Associates to its shareholders or other persons holding an equity interest in such Person; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to effect a share exchange with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in
Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Company Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right
(except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of shares of Company Common Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Company Common Stock, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of shares of Company Common Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     Section 14.  Fractional Rights and Fractional  Shares.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if the shares of Company Common Stock are designated for inclusion in the NMS, as reported in the NMS, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Independent Directors. If on any such date no such market marker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors, with the concurrence of a majority of the Independent Directors, shall be used and such determination shall be described in a statement filed with the Rights Agent and the holders of the Rights.

     (b) The Company shall not be required to issue fractions of shares of Company Common Stock upon exercise of the Rights or to distribute certificates which evidence such fractional shares of Company Common Stock. In lieu of such fractional shares of Company Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of one share of Company Common Stock. For purposes of this Section 14(b), the current market value of one share of Company Common Stock shall be the closing price of one share of Company Common Stock (as the term "closing price" is used in Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


     Section 16.  Agreement of Right Holders.  Every holder of a
Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common
Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and


     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the shares of Common Stock or Common Shares or for other securities of the Company, instrument of assignment or transfer,
power of attorney,   endorsement,   affidavit,   letter,  notice,
 direction,   consent, certificate,  statement, or other paper or
document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned,
 any  successor   Rights  Agent  may   countersign   such  Right
Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that
time  any  of  the  Right   Certificates  shall  not  have  been
countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act
hereunder  be  deemed  to  make  any   representation  or  warranty
as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will,
when  issued,   be  validly   authorized  and  issued,   fully
paid  and nonassessable.

     (f)  The  Company  agrees  that  it  will  perform,   execute,
acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or shares of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or shares of Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of Mississippi (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Mississippi), in good standing, having an office in the State of Mississippi, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or shares of Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     Sction 23.  Redemption.

     (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.


     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption;
provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding
Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.


     Section 24.  Exchange.

     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.


     (c)  In the event that  there  shall not be  sufficient
Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of shares of Common Stock or fraction thereof such that the current per share market price of one share of Common Stock multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such shares of Common Stock or fraction thereof.

     (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25.  Notice of Certain  Events.

     (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Company Common Stock or to make any other distribution to the holders of its Company Common Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Company Common Stock rights or warrants to subscribe for or to purchase any additional Company Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Company Common Stock (other than a reclassification involving only the subdivision of outstanding Company Common Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in
Common  Shares or to effect a subdivision,   combination   or
consolidation   of  the   Common   Shares  (by reclassification  or
otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or  warrants,  or the date on which  such
reclassification,    consolidation,   merger,   sale,   transfer,
 liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Company Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Company Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Company Common Stock, whichever shall be the earlier.

     (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section
11(a)(ii) hereof.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
          Hancock Holding Company
          2510 14th Street
          Gulfport, MS 39501
          Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


          Hancock Bank
          2510 14th Street
          Gulfport, MS 39501
          Attention: Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).


     Section 30.  Severability.   If  any  term,  provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Mississippi and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                   HANCOCK HOLDING COMPANY


Attest:


By:                                  By:
      Name: /s/ George A. Schloegel     Name: /s/Leo W. Seal, Jr.
      Title: Vice Chairman             Title: President and Chief
                                                Executive Officer



                                   HANCOCK BANK

Attest:


By: Leo W. Seal, Jr.               By: George A. Schloegel
   Title: President and CEO            Title: Vice Chairman

                           EXHIBIT "A"
     FORM OF ARTICLES OF AMENDMENT OF HANCOCK HOLDING COMPANY


                      ARTICLES OF AMENDMENT

                 TO THE ARTICLES OF INCORPORATION

                                OF

                     HANCOCK HOLDING COMPANY

                      GULFPORT, MISSISSIPPI


     Pursuant to the provisions of the Miss. Code Ann., Sections 79-4-10.01 through 79-4-10.09 (1996), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST: The name of the corporation is Hancock Holding Company.

     SECOND: The following Amendments to the Amended and Restated
Articles of Incorporation of Hancock Holding Company (the
"Articles") were adopted by the Board of Directors on December 12, 1996 and by the Stockholders at the Annual Meeting held on February 20, 1997, in the manner prescribed by law:

     1. An amendment to Article Two of the Articles to increase the number of shares of Common Stock, $3.33 par value, which the corporation has authority to issue to 75,000,000 to read in its entirety as follows:

               SECOND: The aggregate number of shares
               which the Corporation shall have
               authority to issue is seventy-five
               million (75,000,000) of the par value of three dollars and thirty-three cents
               ($3.33) each.

     2. An amendment to Article Six of the Articles to conform Article Six to the Mississippi Business
          Corporations Act to read in its entirety as follows:

               SIXTH: A director shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Mississippi Code Annotated Section 79-4-8.33(1972), as amended; or (iv) an intentional violation of criminal law. The Corporation shall indemnify any person (or the heirs, executors and administrators of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, formal or informal (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including legal fees) incurred with respect to the Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in the Act, or would be disqualified for indemnification under the Act for any reason, if a determination is made by one of the following determining bodies (Collectively, the "Determining Bodies"): (i) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the board of directors or its committee in the manner prescribed in
               (i) or (ii) or (b) if a quorum of the board of directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate, (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court, that the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct.
               However the Corporation shall not indemnify a person for: (i) an intentional infliction of harm on the Corporation or its shareholders;
               (ii) a violation of Mississippi Code Annotated
               Section 79-4-8.33 (1972), as amended; or for
               (iii) an intentional violation of criminal law, and the Corporation shall not indemnify a person for receipt of a financial benefit to which he is not entitled unless ordered by a court under Mississippi Code Annotated,
               Section 79-4-8.54(9)(3). The Corporation shall indemnify a person in connection with a proceeding by or in the right of the Corporation for reasonable expenses incurred in connection with the Proceeding if such acts or omissions do not constitute gross negligence or willful misconduct, and shall make further indemnification in connection with the Proceeding if so ordered by a court under Mississippi Code Annotated, Section 79-4-8.54(9)(3).The Corporation upon request shall pay or reimburse such person for his reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as: (i) such person furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if he is not entitled to mandatory indemnification under Mississippi Code Annotated, Section 79-4-8.52 and it is ultimately determined by a judgment or other final adjudication that his acts or omissions did constitute gross negligence or willful misconduct, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to the financial ability of the person to make repayment or to collateral;
               (ii) such person furnishes a written
               affirmation of his good faith that his acts or omissions did not constitute gross negligence or willful misconduct; and (iii) a determination is made by any of the Determining Bodies that the facts then known to those making the determination would not preclude indemnification under this Article SIXTH.

               Neither the amendment nor repeal of this Article SIXTH, nor the adoption or amendment of any other provision of the Corporation's bylaws or these Amended and Restated Articles of Incorporation inconsistent with this Article SIXTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


     THIRD: The designation, number of outstanding shares, number of votes entitled to be cast on the Amendments, and the number of votes indisputably are as follows:


AS TO AMENDMENT 1:

               Number of Votes     Number of
               Number of Shares    Votes Entitled   Indisputably
Designation    Outstanding         To Be Cast       Represented

Common Stock   10,725,102          10,725,102       8,457,064.69


AS TO AMENDMENT 2:

               Number of Votes     Number of
               Number of Shares    Votes Entitled  Indisputably
Designation    Outstanding         To Be Cast       Represented

Common Stock   10,725,102          10,725,102      8,457,064.69


     FOURTH: Of the 8,457,064.69 shares of common stock indisputably represented at the Annual Meeting of Stockholders, the following votes were cast FOR and AGAINST the Amendment as follows:

AS TO AMENDMENT 1:

               Total Number        Total Number    Total Number
Number of         of Votes             of Votes       of Votes
Votes Cast        Cast FOR         Cast AGAINST    ABSTAINING

8,331,324.69    7,762,126.17          539,376.69      29,821.83

AS TO AMENDMENT 2:

               Total Number        Total Number    Total Number
Number of         of Votes             of Votes       of Votes
Votes Cast        Cast FOR         Cast AGAINST    ABSTAINING

8,317,056.69    8,294,723.33            4,614.53      17,718.83

     FIFTH: The number of votes cast for the amendments to the Articles of Incorporation by each voting group was sufficient for approval by the voting group.

     NOW, THEREFORE, Hancock Holding Company, Gulfport,
Mississippi, acting by and through its undersigned officer, hereby submits these Articles of Amendment, all in accordance with Miss.
Code Ann., Section 79-4-10.06 (1996).
DATED:                     , 1997.
                                   HANCOCK HOLDING COMPANY



                                   By:
                                      Leo W. Seal, Jr.
                                      President

STATE OF MISSISSIPPI

COUNTY OF HARRISON

     Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named LEO W. SEAL, JR. who being by me personally sworn, declared that he is the President, of Hancock Holding Company, that he executed the foregoing document as President of the corporation on its behalf, he being so authorized to do; and that the statements contained therein are true.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL on this the    day of
                            , 1997.



                                   NOTARY PUBLIC
My Commission Expires:

                          EXHIBIT "B"

                   Form of Right Certificate


Certificate No. R-                                        Rights


NOT EXERCISABLE AFTER FEBRUARY 21, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER
RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS
AGREEMENT.

                        Right Certificate

                     HANCOCK HOLDING COMPANY

    This certifies that                    , or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 21, 1997 (the "Rights Agreement"), between Hancock Holding Company, a Mississippi corporation (the "Company"), and Hancock Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Gulfport, Mississippi time, on February 21, 2007 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one share of Common Stock, $3.33 par value (the "Common Stock"), of the Company, at a purchase price of $120.00 per $3.33 par value share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Common Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 21, 1997, based on the shares of Common Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

    This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

    This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right payable at the Company's option in cash or in Common Stock of the Company subject to adjustment in certain events as provided in the Rights Agreement.

    No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights
Agreement.

    No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

    This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of February 21, 1997.

ATTEST:                           HANCOCK HOLDING COMPANY


                             By: (form, do not sign)

Countersigned:

HANCOCK BANK



By:                                    (form, do not sign)
    Authorized Signature

            Form of Reverse Side of Right Certificate

                       FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED
hereby sells, assigns and transfers unto


          (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:



                             Signature


Signature Guaranteed:

    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

    The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                             Signature

                  FORM OF ELECTION TO PURCHASE

          (To be executed if holder desires to exercise
         Rights represented by the Right Certificate.)


To: HANCOCK HOLDING COMPANY

    The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Common Stock issuable upon the exercise of such Rights and requests that certificates for such Common Stock be issued in the name of:

Please insert social security or other identifying number:




                 (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:




                (Please print name and address)


Dated:



                             Signature

Signature Guaranteed:

    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

    The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                             Signature



                             NOTICE

    The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

    In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                           EXHIBIT "C"

                SUMMARY OF SHAREHOLDER RIGHTS PLAN

Form of Security
    The Board of Directors declared a dividend of one common stock purchase right (a "Right") for each outstanding share of HHC's Common Stock held of record as of the close of business on February 20, 1997.

Transfer
    Prior to the Distribution Date 1/, the Rights will attach to and be evidenced by the certificates representing shares of outstanding Common Stock. The registered holders of the Common Stock will be deemed to be the registered holders of the Rights.

    After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the Common Stock.

Exercise
    Prior to the Distribution Date, the Rights will not be exercisable.

    After the Distribution Date, each Right will be exercisable to purchase one share of HHC Common Stock for $120 per share, subject to adjustment (the "Purchase Price").

Flip-In (Buy HHC Common Stock at 50% C.M.V.)
    If: (1) any person or group not affiliated with the Company becomes the beneficial owner of 10% or more of HHC's Common Stock (an "Acquiring Person"), or (2) the Board determines the existence of an Adverse Person, then, each Right (other than Rights beneficially owned by the Acquiring Person or Adverse Person) will entitle the holder to receive, upon exercise, a share of HHC's Common Stock at an adjusted Purchase Price of 50% of the current market value of such share.

FOOTNOTE 1/ Distribution Date means the earlier of (1) the 10th day after public announcement that any person or group has become the beneficial owner of 10% or more of the HHC's Common Stock; or (2) the 10th day after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming the beneficial owner of 10% or more of the HHC's Common Stock; or (3) the close of business on the 10th business day after a majority of the Board of Directors who are not officers of the Company determine that a person has become a beneficial owner of 10% or more of the outstanding Common Stock and is an Adverse Person.

Optional Exchange
    At any time after the occurrence of a triggering event, the Board of Directors may exchange all or part of the Rights (other than Rights owned by the Acquiring Person) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Flip-Over (Buy Other Company's Stock at 50% of C.M.V.)
    If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation, (2) all or part of the HHC's Common Stock is converted or exchanged for securities, cash or assets of any other person or (3) 50% or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, is sold or transferred, then each Right will entitle the holder to purchase, for the Purchase Price, that number of shares of common stock of the other party purchasable for the Purchase Price at a price of 50% of the current market value.

Redemption
    The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the close of business on the 10th day after public announcement that any person has become an Acquiring Person (subject to extension by a majority of the Continuing Directors).

Expiration
    The rights will expire on February 20, 2007, unless earlier exchanged or redeemed.

Amendments
    Prior to the Distribution Date, the Rights Agreement may be amended in any respect without shareholder approval.

    After the Distribution Date, the Rights Agreement may be amended in certain respects without shareholder approval, however, after any person has become an Acquiring Person, no such amendment may adversely affect the interests of holder of Rights.

Voting Rights
    Rights holders have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends, until a Right is exercised.


Anti-takeover Effects
    The Rights have certain anti-takeover effects by causing substantial dilution to an Acquiring Person or Adverse Person. However, the Rights should not interfere with any merger approved by the Board.

Taxes
    While the dividend of the Rights will not be taxable to shareholders or to the Company, shareholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.